As filed with the Securities and Exchange Commission on March 4, 2024

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Quanterix Corporation

(Exact name of registrant as specified in its charter)

Delaware	20-8957988
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

900 Middlesex Turnpike
Billerica, MA	01821
(Address of Principal Executive Offices)	(Zip Code)

2017 Employee Stock Purchase Plan

2017 Employee, Director and Consultant Equity Incentive Plan

(Full title of the plans)

Dr. Masoud Toloue

President and Chief Executive Officer

Quanterix Corporation

900 Middlesex Turnpike

Billerica, MA 01821

(617) 301-9400
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Catherine A. Dargan, Esq. David H. Engvall, Esq. Covington & Burling LLP One CityCenter 850 Tenth Street, N.W. Washington, D.C. 20001 (202) 662-6000	Laurie Churchill General Counsel Quanterix Corporation 900 Middlesex Turnpike Billerica, MA 01821 (617) 301-9400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement registers an aggregate of 1,518,915 additional shares of common stock, par value $0.001 per share (“Common Stock”), of Quanterix Corporation (the “Company” or the “Registrant”) under the Registrant’s 2017 Employee, Director and Consultant Equity Incentive Plan and 379,729 additional shares of Common Stock under the Registrant’s 2017 Employee Stock Purchase Plan, representing increases in the number of shares of Common Stock reserved for issuance under each such plan, in each case effective January 1, 2024 by operation of the “evergreen” provision contained in the applicable plan.

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, the contents of the Registrant’s Registration Statements on Form S-8 filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 19, 2018 (File No. 333-223771), May 10, 2019 (File No. 333-231373), August 5, 2020 (File No. 333-240420), May 12, 2021 (File No. 333-256032), May 10, 2022 (File No. 333-264836) and March 6, 2023 (File No. 333-270295) are incorporated by reference and made part of this Registration Statement. Any items in such registration statements not expressly changed hereby shall be as set forth in such registration statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 29, 2024 (File No. 001-38319);

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above (other than the portions of those documents not deemed to be filed); and

(c) The description of Common Stock filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 13, 2020 (File No. 001-38319).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Covington & Burling LLP.

Item 8. Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on December 15, 2017).

3.2	Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Quarterly Report on Form 10-Q filed on August 8, 2023).

4.1	Form of Common Stock Certificate of the Registrant (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 filed on November 9, 2017).

5.1*	Opinion of Covington and Burling LLP.

23.1*	Consent of Covington and Burling LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1	2017 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 99.5 of the Registrant’s Registration Statement on Form S-8 filed on March 19, 2018).

99.2	2017 Employee, Director and Consultant Equity Incentive Plan (incorporated herein by reference to Exhibit 10.2.1 of the Registrant’s Registration Statement on Form S-1/A filed on November 27, 2017).

107*	Filing Fees Exhibit.

* Filed herewith.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Billerica, Commonwealth of Massachusetts, on March 4, 2024.

QUANTERIX CORPORATION

By:	/s/ Masoud Toloue
Masoud Toloue
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Each of the directors and officers of Quanterix Corporation whose signature appears below hereby severally constitutes and appoints Masoud Toloue and Vandana Sriram and each of them singly, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for them and in their name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Quanterix Corporation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Masoud Toloue, Ph.D.	President, Chief Executive Officer and Director (principal executive officer)	March 4, 2024
Masoud Toloue, Ph.D.

/s/ Vandana Sriram	Chief Financial Officer (principal financial officer and principal accounting	March 4, 2024
Vandana Sriram	officer)

/s/ Martin D. Madaus, Ph.D.	Chairman	March 4, 2024
Martin D. Madaus, Ph.D.

/s/ Brian J. Blaser	Director	March 4, 2024
Brian J. Blaser

/s/ William P. Donnelly	Director	March 4, 2024
William P. Donnelly

/s/ Karen A. Flynn	Director	March 4, 2024
Karen A. Flynn

/s/ Sarah E. Hlavinka	Director	March 4, 2024
Sarah E. Hlavinka

/s/ Paul M. Meister	Director	March 4, 2024
Paul M. Meister

/s/ Laurie J. Olson	Director	March 4, 2024
Laurie J. Olson

/s/ David R. Walt, Ph.D.	Director	March 4, 2024
David R. Walt, Ph.D.